UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2014

ALBEMARLE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-12658	54-1692118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

451 Florida Street, Baton Rouge, Louisiana 70801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (225) 388-8011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan Agreement

On August 15, 2014, Albemarle Corporation (the “Company”) entered into a term loan credit agreement (the “Term Loan”), among the several banks and other financial institutions as may from time to time become parties thereto, and Bank of America, N.A., as Administrative Agent. The Term Loan provides for a tranche of senior unsecured term loans in an aggregate amount of $1.0 billion in connection with the proposed merger (the “Merger”) of Albemarle Holdings Corporation, a wholly-owned subsidiary of the Company, with and into Rockwood Holdings, Inc. (“Rockwood”).

Loans available under the Term Loan bear interest at variable rates based on an average London inter-bank offered rate (“LIBOR”) for deposits in dollars plus an applicable margin which ranges from 1.125% to 2.500%, depending on the Company’s credit rating from Standard & Poor’s and Moody’s Investor Services, Inc. As of the closing of the Term Loan, the applicable margin over LIBOR was 1.125%.

The Term Loan provides that upon the earlier of (i) 70 days following the guarantee by the Company or any of its subsidiaries (other than Rockwood or any of its existing subsidiaries) of the Rockwood Notes (as defined in the Term Loan) or (ii) the guarantee by the Company or any of its subsidiaries of any Specified Senior Notes (as defined in the Term Loan), each such subsidiary that is an obligor of the Rockwood Notes or the Specified Senior Notes will guarantee the Term Loan.

The Term Loan contains representations, warranties, terms and conditions substantially similar to the Existing Revolving Credit Facility (defined below) and customary for transactions of this type, including compliance with one financial covenant requiring that the Company’s maximum leverage ratio (funded debt to EBITDA), as defined in the Term Loan, not exceed 4.5:1.0 as of the end of any fiscal quarter. The Term Loan also contains customary default provisions substantially similar to the Existing Revolving Credit Facility, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants and cross-defaults. The occurrence of an event of default under the Term Loan could result in all loans and other obligations becoming immediately due and payable and the facility being terminated.

The Term Loan matures 364 days from the date of funding (the “Closing Date”), and the funding of the Term Loan is expected to occur with the closing of the Merger. The Term Loan is not subject to quarterly amortization and shall be payable in full 364 days from the Closing Date.

This description of the Term Loan is not complete and is qualified in its entirety by reference to the entire Term Loan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Existing Revolving Credit Facility

On August 15, 2014, the Company and Albemarle Global Finance Company SCA, as borrowers, entered into an amendment (the “Amendment”) to the Company’s existing five-year, revolving, unsecured credit facility (the “Existing Revolving Credit Facility”), dated February 7, 2014, among the several banks and other financial institutions as may from time to time become parties thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. The Amendment amends certain provisions of the Existing Revolving Credit Facility, including:

•

increasing the maximum leverage ratio that the Company is permitted to maintain to 4.50 times consolidated EBITDA (calculated to include cost synergies related to the Merger reasonably expected to be realized within 12 months of the completion of the Merger up to

5% of consolidated EBITDA) for the first four quarters following the completion of the Merger, stepping down by 0.25 on a quarterly basis thereafter until reaching 3.50 times consolidated EBITDA;

•	providing that up to $100 million may be borrowed by the Company on the date of the completion of the Merger, subject only to a limited set of borrowing conditions;

•	modifying the indebtedness covenant to permit, to the extent the Company or any of its subsidiaries (other than Rockwood or any of its existing subsidiaries) guarantees the Rockwood Notes, the incurrence of indebtedness represented by the Rockwood Notes so long as the obligors under the Rockwood Notes are also obligors under the Existing Revolving Credit Facility; and

•	providing that upon the earlier of (i) 70 days following the guarantee by the Company or any of its subsidiaries (other than Rockwood or any of its existing subsidiaries) of the Rockwood Notes (as defined in the Term Loan) or (ii) the guarantee by the Company or any of its subsidiaries of any Specified Senior Notes (as defined in the Term Loan), each such subsidiary that is an obligor of the Rockwood Notes or the Specified Senior Notes will guarantee the Existing Revolving Credit Agreement.

This description of the Amendment is not complete and is qualified in its entirety by reference to the entire Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference, and the Existing Revolving Credit Facility, which was filed by the Company on Form 8-K on February 7, 2014.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits.

10.1	Credit Agreement, dated as of August 15, 2014, among Albemarle Corporation, as borrower, and certain of the Company’s subsidiaries that from time to time become parties thereto, as guarantors, the several banks and other financial institutions as may from time to time become parties thereto, and Bank of America, N.A., as Administrative Agent.

10.2	Amendment to Credit Agreement, dated as of August 15, 2014, among Albemarle Corporation and Albemarle Global Finance Company SCA, as borrowers, the several banks and other financial institutions as may from time to time become parties thereto, and Bank of America, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBEMARLE CORPORATION

Date: August 20, 2014	By:	/s/ Scott A. Tozier
Scott A. Tozier
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Credit Agreement, dated as of August 15, 2014, among Albemarle Corporation, as borrower, and certain of the Company’s subsidiaries that from time to time become parties thereto, as guarantors, the several banks and other financial institutions as may from time to time become parties thereto, and Bank of America, N.A., as Administrative Agent.

10.2	Amendment to Credit Agreement, dated as of August 15, 2014, among Albemarle Corporation and Albemarle Global Finance Company SCA, as borrowers, the several banks and other financial institutions as may from time to time become parties thereto, and Bank of America, N.A., as Administrative Agent.